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                                                                  EXHIBIT (6)(a)

                       DISTRIBUTION AND SERVICE AGREEMENT


         THIS DISTRIBUTION AND SERVICE AGREEMENT dated as of May 31, 1997 (the "Agreement") by and between VAN KAMPEN AMERICAN CAPITAL U.S. GOVERNMENT TRUST, a Delaware business trust (the "Trust"), on behalf of its series, VAN KAMPEN AMERICAN CAPITAL U.S. GOVERNMENT FUND (the "Fund"), and VAN KAMPEN AMERICAN CAPITAL DISTRIBUTORS, INC., a Delaware corporation (the "Distributor").

         1. (a) Appointment of Distributor. The Fund appoints the Distributor as a principal underwriter and exclusive distributor of each class of its shares of beneficial interest (the "Shares") offered for sale from time to time pursuant to the then current prospectus of the Fund, subject to different combinations of front-end sales charges, distribution fees, service fees and contingent deferred sales charges. Classes of shares, if any, subject to a front-end sales charge and a distribution and/or service fee are referred to herein as "FESC Classes" and the Shares of such classes are referred to herein as "FESC Shares." Classes of shares, if any, subject to a contingent-deferred sales charge and a distribution and/or a service fee are referred to herein as "CDSC Classes" and Shares of such classes are referred to herein as "CDSC Shares." Classes of shares, if any, subject to a front-end sales charge, a contingent-deferred sales charge and a distribution and/or service fee are referred to herein as "Combination Classes" and Shares of such class are referred to herein as "Combination Shares." The Fund reserves the right to refuse at any time or times to sell Shares hereunder for any reason deemed adequate by the Board of Trustees of the Fund.

              (b) Best Efforts. The Distributor shall use its best efforts to sell, through its organization and through other dealers and agents, the Shares which the Distributor has the right to purchase under Section 2 hereof, but the Distributor does not undertake to sell any specific number of Shares. Without the prior approval of the Board of Trustees, the Distributor shall not, directly or indirectly, distribute, sell or market, through its organization or other brokers, dealers or agents, shares of any investment companies unless the Board of Trustees of the Fund determines that such companies do not compete, or potentially compete, with the Fund.

              (c) Positions in the Shares. The Distributor agrees that it will not take any long or short positions in the Shares, except for long positions in those Shares purchased by the Distributor in accordance with any systematic sales plan described in the then current Prospectus of the Fund and except as permitted by Section 2 hereof, and that so far as it can control the situation, it will prevent any of its trustees, officers or shareholders from taking any long or short positions in the Shares, except for legitimate investment purposes.

              (d) Essential Personnel. The Distributor and the Fund agree that the retention of (i) the chief executive officer, president, treasurer and secretary of the Distributor, and (ii) each director, officer and employee of the Distributor or any of its affiliates (as defined in the Investment Company Act of 1940, as amended (the "1940 Act")) who serves as an officer of the Fund (each person referred to in (i) or (ii) hereinafter being referred to as an "Essential Person"), in his or her current capacities, is in the best interest of the Fund and the Fund's shareholders. In connection with the Distributor's acceptance of employment hereunder, the Distributor hereby agrees and covenants for itself and on behalf of its Affiliates that neither the Distributor nor any of its Affiliates shall replace or seek to replace any Essential Person or cause to be replaced any Essential Person, in each case without first consulting with the Board of Trustees of the Fund in a timely manner. In addition, neither the Distributor nor any Affiliate of the Distributor shall change or seek to change or cause to be changed, in any material respect, the duties and responsibilities of any Essential Person, in each case without first consulting with the Board of Trustees of the Fund in a timely manner.

         2. Sale of Shares to Distributor. The Fund hereby grants to the Distributor the exclusive right, except as herein otherwise provided, to purchase Shares directly from the Fund upon the terms herein set forth. Such exclusive right hereby granted shall not apply to Shares issued or transferred or sold at

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net asset value: (a) in connection with the merger or consolidation of the Fund with any other investment company or the acquisition by the Fund of all or substantially all of the assets of or the outstanding Shares of any investment company; (b) in connection with a pro rata distribution directly to the holders of Shares in the nature of a stock dividend or stock split or in connection with any other recapitalization approved by the Board of Trustees; (c) upon the exercise of purchase or subscription rights granted to the holders of Shares on a pro rata basis; (d) in connection with the automatic reinvestment of dividends and distributions from the Fund; or (e) in connection with the issue and sale of Shares to trustees, officers and employees of the Fund, to directors, officers and employees of the investment adviser of the Fund or any principal underwriter (including the Distributor) of the Fund, to retirees of the Distributor that purchased shares of any mutual fund distributed by the Distributor prior to retirement, to directors, officers and employees of Van Kampen American Capital, Inc. (the parent company of the Distributor), VK/AC Holding, Inc. (the parent company of The Van Kampen American Capital, Inc.), Morgan Stanley, Dean Witter, Discover & Co. (the parent company of VK/AC Holding, Inc.) and to the subsidiaries of Van Kampen American Capital, Inc.; (f) to any trust, pension, profit-sharing or other benefit plan for any of the aforesaid persons; and (g) to any group of persons as permitted by Rule 22d-1 under the 1940 Act approved from time to time by the Board of Trustees and set forth in the then current Prospectus of the Fund.

         The Distributor shall have the right to buy from the Fund the Shares needed, but not more than the Shares needed (except for reasonable allowances for clerical errors, delays and errors of transmission and cancellation of orders) to fill unconditional orders for Shares received by the Distributor from dealers, agents and investors during each period when particular net asset values and public offering prices are in effect as provided in Section 3 hereof; and the price which the Distributor shall pay for the Shares so purchased shall be the respective net asset value used in determining the public offering price on which such orders were based. The Distributor shall notify the Fund at the end of each such period, or as soon thereafter on that business day as the orders received in such period have been compiled, of the number of Shares of each class that the Distributor elects to purchase hereunder.

         3. (a) Public Offering Price. The public offering price per Share shall be determined in accordance with the then current Prospectus of the Fund. In no event shall the public offering price exceed the net asset value per Share, plus, with respect to the FESC Shares, a front-end sales charge not in excess of the applicable maximum sales charge permitted under the Rules of Fair Practice of the National Association of Securities Dealers, Inc., as in effect from time to time. The net asset value per share for each class of Shares, respectively, shall be determined in the manner provided in the Declaration of Trust and By-Laws of the Trust as then amended, the Certificate of Designation with respect to the Fund, as amended, and in accordance with the then current Prospectus of the Fund consistent with the terms and conditions of the Fund's Multiple Class Plan adopted by the Board of Trustees in accordance with Section 18 of the 1940 Act and Rule 18f-3 thereunder. The Fund will cause immediate notice to be given to the Distributor of each change in net asset value as soon as it is determined.

               (b) Discounts to Dealers. Discounts to dealers purchasing FESC Shares from the Distributor for resale and to brokers and other eligible agents making sales of FESC Shares to investors and compensation payable from the Distributor to dealers, brokers and other eligible agents making sales of CDSC Shares and Combination Shares shall be set forth in the selling agreements between the Distributor and such dealers or agents, respectively, as from time to time amended, and, if such discounts and compensation are described in the then current Prospectus for the Fund, shall be as so set forth. In connection with the Distributor's employment hereunder, the Distributor hereby agrees to distribute the Shares through brokers, dealers and other agents of Dean Witter Distributors, Inc. on a "proprietary basis" substantially identical to the distribution of shares of proprietary open-end investment companies distributed by Dean Witter Distributors, Inc.

         4. Compliance with NASD Rules, SEC Orders, etc. In selling Fund Shares, the Distributor will in all respects duly comply with all state and federal laws relating to the sale of such securities and with all applicable rules and regulations of all regulatory bodies, including without limitation, the Rules of Fair Practice of the National Association of Securities Dealers, Inc., and all applicable rules and regulations of

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the Securities and Exchange Commission under the 1940 Act, and will indemnify and save the Fund harmless from any damage or expense on account of any unlawful act by the Distributor or its agents or employees. The Distributor is not, however, to be responsible for the acts of other dealers or agents, except to the extent that they shall be acting for the Distributor or under its direction or authority. None of the Distributor, any dealer, any agent or any other person is authorized by the Fund to give any information or to make any representations, other than those contained in the Registration Statement or Prospectus heretofore or hereafter filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended (the "1933 Act") (as any such Registration Statement and Prospectus may have been or may be amended from time to time), covering the Shares, and in any supplemental information to any such Prospectus approved by the Fund in connection with the offer or sale of Shares. None of the Distributor, any dealer, any broker or any other person is authorized to act as agent for the Fund in connection with the offering or sale of Shares to the public or otherwise. All such sales shall be made by the Distributor as principal for its own account.

         In selling Shares to investors, the Distributor will adopt and comply with certain standards, as set forth in Exhibit III attached hereto as to when each respective class of Shares may appropriately be sold to particular investors. The Distributor will require every broker, dealer and other eligible agent participating in the offering of the Shares to agree to adopt and comply with such standards as a condition precedent to their participation in the offering.

         5.  Expenses.

                  (a)  The Fund will pay or cause to be paid:

                               (i) all expenses in connection with the
                           registration of Shares under the federal securities laws, and the Fund will exercise its best efforts to obtain said registration and qualification;

                               (ii) all expenses in connection with the printing
                           of any notices of shareholders' meetings, proxy and proxy statements and enclosures therewith, as well as any other notice or communication sent to shareholders in connection with any meeting of the shareholders or otherwise, any annual, semiannual or other reports or communications sent to the shareholders, and the expenses of sending prospectuses relating to the Shares to existing shareholders;

                               (iii) all expenses of any federal or state
                           original-issue tax or transfer tax payable upon the issuance, transfer or delivery of Shares from the Fund to the Distributor; and

                               (iv) the cost of preparing and issuing any Share
                           certificates which may be issued to represent Shares.

                  (b) The Distributor will pay the costs and expenses of qualifying and maintaining qualification of the Shares for sale under the securities laws of the various states. The Distributor will also permit its officers and employees to serve without compensation as trustees and officers of the Fund if duly elected to such positions.

                  (c) The Fund shall reimburse the Distributor for out-of-pocket costs and expenses actually incurred by it in connection with distribution of each class of Shares respectively in accordance with and subject to the terms of a plan (the "12b-1 Plan") adopted by the Fund pursuant to Rule 12b-1 under the 1940 Act as such 12b-1 Plan may be in effect from time to time; provided, however, that no payments shall be due or paid to the Distributor hereunder with respect to a class of Shares unless and until this Agreement shall have been approved for each such class by a majority of the Board of Trustees of the Fund and by a majority of the "Disinterested Trustees" (as such term is defined in such 12b-1 Plan) by vote cast in person at a meeting called for the purpose of voting on this Agreement. A copy of such 12b-1 Plan as in effect on the date of this Agreement is attached as Exhibit I hereto. The Fund reserves the right to terminate such 12b-1 Plan with respect to a class of Shares at any time, as specified in the

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Plan. The persons authorized to direct the payment of funds pursuant to this
Agreement and the 12b-1 Plan shall provide to the Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report with respect to each class of Shares setting forth the amounts so paid, the purposes for which such expenditures were made for each such class of Shares, comparing the amounts paid by such class of Shares with amounts paid by classes of shares issued by investment companies not governed by the Board of Trustees and distributed by the Distributor or by direct or indirect Affiliates of the Distributor and such other information as the Board of Trustees may from time to time request.

                  (d) The Fund shall compensate the Distributor for providing services to, and the maintenance of, shareholder accounts in the Fund (including prepaying service fees to eligible brokers, dealers and financial intermediaries and expenses incurred in connection therewith) and the Distributor may pay as agent for and on behalf of the Fund a service fee with respect to each class of Shares to brokers, dealers and financial intermediaries for the provision of shareholder services and the maintenance of shareholder accounts in the Fund in the amount with respect to each class of Shares set forth from time to time in the Fund's prospectus. The Fund shall compensate the Distributor for such expenses in accordance with the terms of a service plan (the "Service Plan"), as such Service Plan may be in effect from time to time; provided, however, that no service fee payments shall be due or paid to the Distributor hereunder with respect to a class of Shares unless and until this Agreement shall have been approved for each such class by a majority of the Board of Trustees of the Fund and by a majority of the Disinterested Trustees by vote cast in person at a meeting called for the purpose of voting on this Agreement. A copy of such Service Plan as in effect on the date of this Agreement is attached as Exhibit II hereto. The Fund reserves the right to terminate such Service Plan with respect to a class of Shares at any time, as specified in the Plan. The persons authorized to direct the payment of funds pursuant to this Agreement and the Service Plan shall provide to the Fund's Board of Trustees, and the Trustees shall review, at least quarterly, a written report with respect to each class of Shares setting forth the amounts paid as service fees for each such class of Shares comparing the amounts paid as service fees by such class of Shares with amounts paid by classes of shares issued by investment companies not governed by the Board of Trustees and distributed by the Distributor or by direct or indirect Affiliates of the Distributor and such other information as the Board of Trustees may from time to time request.

         6. Redemption of Shares. In connection with the Fund's redemption of its Shares, the Fund hereby authorizes the Distributor to repurchase, upon the terms and conditions hereinafter set forth, as the Fund's agent and for the Fund's account, such Shares as may be offered for sale to the Fund from time to time by holders of such Shares or their agents.

                  (a) Subject to and in conformity with all applicable federal and state legislation, any applicable rules of the National Association of Securities Dealers, Inc., and any applicable rules and regulations of the Securities and Exchange Commission under the 1940 Act, the Distributor may accept offers of holders of Shares to resell such Shares to the Fund on such terms and conditions and at such prices as described and provided for in the then current Prospectus of the Fund.

                  (b) The Distributor agrees to notify the Fund at such times as the Fund may specify of the number of each class of Shares, respectively, repurchased for the Fund's account and the time or times of such repurchases, and the Fund shall notify the Distributor of the prices and, in the case of a class of CDSC Shares or Combination Shares, of the deferred sales charge as described below, if any, applicable to repurchases of Shares of such class.

                  (c) The Fund shall have the right to suspend or revoke the foregoing authorization at any time; unless otherwise stated, any such suspension or revocation shall be effective forthwith upon receipt of notice thereof by telegraph or by written instrument from any of the Fund's officers. In the event that the Distributor's authorization is, by the terms of such notice, suspended for more than twenty-four hours or until further notice, the authorization given by this Section 6 shall not be revived except by vote of the Board of Trustees of the Fund.

                  (d) The Distributor agrees that all repurchases of Shares made by the Distributor shall be made only as agent for the Fund's account and pursuant to the terms and conditions herein set forth.

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                  (e) The Fund agrees to authorize and direct its Custodian to pay, for the Fund's account, the repurchase price (together with any applicable contingent deferred sales charge) of any Shares so repurchased for the Fund against the authorized transfer of book shares from an open account and against delivery of any other documentation required by the Board of Trustees of the Fund or, in the case of certificated Shares, against delivery of the certificates representing such Shares in proper form for transfer to the Fund.

                  (f) The Distributor shall receive no commissions or other compensation in respect of any repurchases of FESC Shares for the Fund under the foregoing authorization and appointment as agent. With respect to any repurchase of CDSC Shares or Combination Shares, the Distributor shall receive the deferred sales charge, if any, applicable to the respective class of Shares that have been held for less than a specified period of time with respect to such class as set forth from time to time in the Fund's Prospectus. The Distributor shall receive no other commission or other compensation in respect of any repurchases of CDSC Shares or Combination Shares for the Fund under the foregoing authorization and appointment as agent.

                  (g) If any FESC Shares sold to the Distributor under the terms of this Agreement are redeemed or repurchased by the Fund or by the Distributor as agent or are tendered for redemption within seven business days after the date of the Distributor's confirmation of the original purchase by the Distributor, the Distributor shall forfeit the amount above the net asset value received by it in respect of such Shares, provided that the portion, if any, of such amount re-allowed by the Distributor to dealers or agents shall be repayable to the Fund only to the extent recovered by the Distributor from the dealer or agent concerned. The Distributor shall include in agreements with such dealers and agents a corresponding provision for the forfeiture by them of their concession with respect to FESC Shares purchased by them or their principals and redeemed or repurchased by the Fund or by the Distributor as agent within seven business days after the date of the Distributor's confirmation of such initial purchases.

         7. Indemnification. The Fund agrees to indemnify and hold harmless the Distributor and each of its trustees and officers and each person, if any, who controls the Distributor within the meaning of Section 15 of the 1933 Act against any loss, liability, claim, damage or expense (including the reasonable cost of investigating or defending any alleged loss, liability, claim, damage, or expense and reasonable counsel fees incurred in connection therewith), arising by reason of any person acquiring any Shares, based upon the ground that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading under the 1933 Act or any other statute or the common law. However, the Fund does not agree to indemnify the Distributor or hold it harmless to the extent that the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Fund in favor of the Distributor or any person indemnified to be deemed to protect the Distributor or any person against any liability to the Fund or its securityholders to which the Distributor or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligations and duties under this Agreement, or (ii) is the Fund to be liable under its indemnity agreement contained in this Section with respect to any claim made against the Distributor or any person indemnified unless the Distributor or any such person shall have notified the Fund in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Distributor or any such person (or after the Distributor or the person shall have received notice of service on any designated agent). However, failure to notify the Fund of any claim shall not relieve the Fund from any liability which it may have to the Distributor or any person against whom such action is brought otherwise than on account of its indemnity agreement contained in this paragraph. The Fund shall be entitled to participate at its own expense in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce any claims, but if the Fund elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Distributor or person or persons, defendant or defendants in the suit. In the event the Fund elects to assume the defense of any suit and retain counsel, the Distributor, officers or trustees or controlling person or persons, defendant or defendants in the suit, shall bear the fees and expenses of any

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additional counsel retained by them. If the Fund does not elect to assume the defense of any suit, it will reimburse the Distributor, officers or trustees or controlling person or persons, defendant or defendants in the suit for the reasonable fees and expenses of any counsel retained by them. The Fund agrees to notify the Distributor promptly of the commencement of any litigation or proceedings against it or any of its officers or directors in connection with the issuance or sale of any of the Shares.

         The Distributor also covenants and agrees that it will indemnify and hold harmless the Fund and each of its trustees and officers and each person, if any, who controls the Fund within the meaning of Section 15 of the 1933 Act against any loss, liability, damage, claim or expense (including the reasonable cost of investigating or defending any alleged loss, liability, damage, claim or expense and reasonable counsel fees incurred in connection therewith) arising by reason of any person acquiring any Shares, based upon the 1933 Act or any other statute or common law, alleging any wrongful act of the Distributor or any of its employees or alleging that the registration statement, Prospectus, shareholder reports or other information filed or made public by the Fund (as from time to time amended) included an untrue statement of a material fact or omitted to state a material fact required to be stated or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, insofar as the statement or omission was made in reliance upon, and in conformity with, information furnished to the Fund by or on behalf of the Distributor. In no case (i) is the indemnity of the Distributor in favor of the Fund or any person indemnified to be deemed to protect the Fund or any such person against any liability to which the Fund or such person would otherwise be subject by reason of willful misfeasance, bad faith or gross negligence in the performance of its duties or by reason of its reckless disregard of its obligation and duties under this Amended Agreement, or (ii) is the Distributor to be liable under its indemnity agreement contained in this paragraph with respect to any claim made against the Fund or any person indemnified unless the Fund or person, as the case may be, shall have notified the Distributor in writing of the claim within a reasonable time after the summons or other first written notification giving information of the nature of the claim shall have been served upon the Fund or person (or after the Fund or such person shall have received notice of service on any designated agent). However, failure to notify the Distributor of any claim shall not relieve the Distributor from any liability which it may have to the Fund or any person against whom the action is brought otherwise than on account of its indemnity agreement contained in this paragraph. In the case of any notice to the Distributor, it shall be entitled to participate, at its own expense, in the defense, or, if it so elects, to assume the defense, of any suit brought to enforce the claim, but if the Distributor elects to assume the defense, the defense shall be conducted by counsel chosen by it and satisfactory to the Fund, to its officers and trustees and to any controlling person or persons, defendant or defendants in the suit. In the event that the Distributor elects to assume the defense of any suit and retain counsel, the Fund or controlling persons, defendants in the suit, shall bear the fees and expenses of any additional counsel retained by them. If the Distributor does not elect to assume the defense of any suit, it will reimburse the Fund, officers and trustees or controlling person or persons, defendant or defendants in the suit, for the reasonable fees and expenses of any counsel retained by them. The Distributor agrees to notify the Fund promptly of the commencement of any litigation or proceedings against it in connection with the issue and sale of any of the Shares.

         8. Continuation, Amendment or Termination of This Agreement. This Agreement shall become effective on the Effective Date and thereafter shall continue in full force and effect year to year with respect to each class of Shares so long as such continuance is approved at least annually (i) by the Board of Trustees of the Fund or by a vote of a majority of the outstanding voting securities of the respective class of Shares of the Fund, and (ii) by vote of a majority of the Trustees who are not parties to this Agreement or interested persons in any such party (the "Independent Trustee") cast in person at a meeting called for the purpose of voting on such approval, provided, however, that (a) this Agreement may at any time be terminated with respect to either class of Shares of the Fund without the payment of any penalty either by vote of a majority of the Disinterested Trustees, or by vote of a majority of the outstanding voting securities of the respective class of Shares of the Fund, on written notice to the Distributor; (b) this Agreement shall immediately terminate in the event of its assignment; and (c) this Agreement may be terminated by the Distributor on ninety (90) days' written notice to the Fund. Upon termination of this Agreement with respect to either class of Shares of the Fund, the obligations of the parties hereunder shall cease and terminate with respect to such class of Shares as of the date of such termination, except for any obligation to respond for a breach of this Agreement committed prior to such

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termination.

         This Agreement may be amended with respect to either class of Shares at any time by mutual consent of the parties, provided that such consent on the part of the Fund shall have been approved (i) by the Board of Trustees of the Fund, or by a vote of the majority of the outstanding voting securities of the respective class of Shares of the Fund, and (ii) by vote of a majority of the Independent Trustees cast in person at a meeting called for the purpose of voting on such amendment.

         For the purpose of this section, the terms "vote of a majority of the outstanding voting securities", "interested persons" and "assignment" shall have the meanings defined in the 1940 Act, as amended.

         9. Limited Liability of Shareholder. Notwithstanding anything to the contrary contained in this Agreement, you acknowledge and agree that, as provided by Section 8.1 of the Agreement and Declaration of Trust of the Trust, this Agreement is executed by the Trustees of the Trust and/or Officers of the Fund by them not individually but as such Trustees and/or Officers, and the obligations of the Fund hereunder are not binding upon any of the Trustees, Officers or Shareholders individually, but bind only the trust estate.

         10. Notice. Any notice under this Agreement shall be given in writing, addressed and delivered, or mailed postpaid, to the other party at any office of such party or at such other address as such party shall have designated in writing.

         11. Name. In connection with its employment hereunder, the Distributor hereby agrees and covenants not to change its name without the prior consent of the Board of Trustees.

         12. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED AND ENFORCED IN ACCORDANCE WITH, AND THE RIGHTS OF THE PARTIES HERETO SHALL BE GOVERNED BY, THE LAW OF THE STATE OF ILLINOIS WITHOUT REFERENCE TO PRINCIPLES OF CONFLICT OF LAWS.





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         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be executed by their officers designated below on the day and year first above written.


                                             VAN KAMPEN AMERICAN CAPITAL U.S.
                                             GOVERNMENT TRUST, on behalf of its
                                             series, VAN KAMPEN AMERICAN CAPITAL
                                             U.S. GOVERNMENT FUND



                                             By: /s/ DENNIS J. MCDONNELL
                                                -----------------------------
                                                Name:  Dennis J. McDonnell
                                                Title: President


                                             VAN KAMPEN AMERICAN CAPITAL
                                             DISTRIBUTORS, INC.



                                             By: /s/ RONALD A. NYBERG
                                                -----------------------------
                                                Name:  Ronald A. Nyberg
                                                Title: Executive Vice President



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